Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-263791, 333-254670 and 333-240144 on Form S-8 of our report dated March 15, 2023, relating to the financial statements of iTeos Therapeutics, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte Bedrijfsrevisoren/Réviseurs d’Entreprises BV/SRL

Zaventem, Belgium

March 15, 2023